EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment on Form S-1 (the “Registration Statement”) of our reports dated February 10, 2004, relating to the financial statements and financial statement schedules of Commonwealth Telephone Enterprises, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 28, 2004